                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our opinion dated May 17,1999 on the consolidated financial statements of Nu Horizons Electronics Corp. and subsidiaries included in the Corporation's annual report on Form 10-K for the fiscal year ended February 28, 1999 and to all references to our firm included in this Form S-3 registration statement.



                                                /s/Lazar Levine & Felix LLP
                                                ----------------------------
                                                LAZAR LEVINE & FELIX LLP


New York, New York
December 8, 1999